Exhibit 99.1

Technology Investment Capital Corp. to Change Name to TICC Capital Corp.

Greenwich, CT – 10/01/2007 – Technology Investment Capital Corp. (“TICC”) (NASDAQ: TICC) announced today that it intends to change its name to TICC Capital Corp.

“While we expect that the technology-related sector will continue to be a focus of our investment efforts, we believe that this change will allow us to take advantage of an increasing number of investment opportunities outside this sector that otherwise match our investment criteria,” said Jonathan Cohen, Chief Executive Officer of TICC.

Once the name change becomes effective, TICC will no longer maintain a policy to invest, under normal circumstances, at least 80% of the value of its net assets (including the amount of any borrowings for investment purposes) in technology-related companies.

The name change is expected to become effective on or about December 3, 2007.

About Technology Investment Capital Corp.

We are a publicly-traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt and equity of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at (203) 661-9572 or visit our website at www.ticc.com.

Forward-Looking Statements

This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.